Exhibit 99.1

Quidel Contact:	Media and Investors Contact:
Quidel Corporation	Quidel Corporation
Randy Steward	Ruben Argueta
Chief Financial Officer	858.646.8023
858.552.7931	ruben.argueta@quidel.com

QUIDEL REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

SAN DIEGO, CA – (Marketwired) - July 22, 2015 — Quidel Corporation (NASDAQ: QDEL), a provider of rapid diagnostic testing solutions, cellular-based virology assays and molecular diagnostic systems, announced today financial results for the second quarter ended June 30, 2015.

Second Quarter 2015 Highlights:

•	Total revenues increased 11% to $34.9 million, as compared to $31.5 million in the second quarter of 2014, led by sales of new products.

•	New product revenues increased 120% from the second quarter of 2014 to $6.9 million.

•
Reported GAAP EPS of $(0.26) per share as compared to $(0.20) per share in the second quarter of 2014 and non-GAAP EPS of $(0.14) per share as compared to $(0.10) per share in the second quarter of 2014.

•	Received 510(k) clearance from the United States Food and Drug Administration (FDA) for Quidel's Solana™ molecular instrument and the Solana™ Group A Strep molecular assay.

Second Quarter 2015 Results
Total revenues for the second quarter of 2015 rose 11% to $34.9 million, as compared to $31.5 million in the second quarter of 2014. The increase in revenues in the second quarter of 2015 was due primarily to greater Sofia® assay sales, followed by increased molecular and Graves' Disease product sales.

Infectious Disease product revenues grew 17% in the second quarter, as compared to the second quarter of 2014, led by sales of influenza and Strep A products. Total influenza product sales in the second quarter increased 38% to $9.0 million, the result of a 135% increase in Sofia influenza orders and a 25% increase in QuickVue® influenza orders from the second quarter of last year. Sales of Strep A products grew 13% from the second quarter of 2014 to $6.8 million.

New product revenues increased 120% from the second quarter of 2014 to $6.9 million. Sofia product revenues increased by 147% and molecular revenues increased 56% from the second quarter of 2014.

“While QuickVue® tests for influenza and Strep A grew in the second quarter, our new products were responsible for the largest portion of revenue growth in the period. Our commercial organization also set an internal record in Q2 by placing the highest number of Sofia instruments of any second quarter thus far, a confirmation of the market's continued strong demand for highly accurate rapid immunoassays,” said Douglas Bryant, president and CEO of Quidel Corporation.

Total costs and expenses in the second quarter of 2015 were $44.7 million as compared to $41.5 million in the second quarter of 2014. Gross margin for the quarter was 56% as compared to 49% for the same period last year. The improvement in gross profit was the result of product mix, driven by higher influenza sales, increased manufacturing efficiency and the expiration of amortization of the

Alere settlement. Operating expenses, excluding amortization of intangible assets, were $27.0 million in the second quarter of 2015, as compared to $23.4 million in the second quarter of 2014. Research and Development expenses increased by $1.0 million over the second quarter of 2014, primarily due to increased product development costs. Sales and Marketing expenses increased by $2.2 million primarily due to higher selling expenses as a result of an expanded sales force, as compared to the second quarter of 2014. General and administrative expenses increased $0.4 million in the second quarter due to stock compensation expense and higher professional service fees.

Net loss for the second quarter of 2015 was $8.9 million, or $(0.26) per share, compared to net loss of $6.9 million, or $(0.20) per share, for the second quarter of 2014. The net loss increase in the second quarter of 2015 was mostly due to an increase in interest expense of $1.9 million after tax, or $(0.05) per share, the result of the Company's convertible debt offering in December 2014. On a non-GAAP basis, excluding amortization of intangibles, stock compensation expense and certain non-recurring items, net loss for the second quarter of 2015 was $4.8 million, or $(0.14) per share, compared to net loss of $3.4 million, or $(0.10) per share, for the same period in 2014.

Results for the Six Months Ended June 30, 2015
Total revenues increased 23% to $96.2 million for the six-month period ended June 30, 2015, as compared to $78.2 million for the same period in 2014. The increase in revenues was primarily driven by stronger demand for Infectious Disease products in the first half of the year as a result of a more severe respiratory disease season in 2015 relative to the same period in 2014. New product revenue more than doubled in the first half of 2015 versus 2014.

For the six-month period ended June 30, 2015, total costs and expenses were $97.3 million as compared to $90.2 million over the same period in 2014. Gross margin increased to 62% versus 54% last year, the result of improved product mix and the expiration of amortization of the Alere settlement. There was not a significant change in Research and Development expense for 2015 as compared to 2014. Sales and Marketing expense increased by $3.7 million, due to the expansion and training of a larger sales force in 2015 relative to 2014. General & Administrative expenses increased $3.1 million primarily due to business development activities and related costs incurred in the first quarter.

For the six-month period in 2015, net loss was $4.9 million, or $(0.14) per share, as compared to net loss of $8.4 million, or $(0.25) per share, for the same six-month period in 2014. The after tax interest expense impact in the first six months of 2015 was $(0.12) per share as compared to $(0.01) per share for the comparable period of 2014. On a non-GAAP basis, excluding amortization of intangibles, stock compensation expense and certain non-recurring items, net income for the six months ended June 30, 2015 was $6.0 million, or $0.17 per diluted share, compared to net loss of $0.5 million, or $(0.01) per share, for the first six months of 2014.

Non-GAAP Financial Information
The Company is providing non-GAAP financial information to exclude the effect of stock-based compensation, amortization of intangibles and certain non-recurring items on earnings (loss) and net earnings (loss) per share as a supplement to its consolidated financial statements, which are presented in accordance with generally accepted accounting principles in the U.S., or GAAP.

Management is providing the adjusted net earnings (loss) and adjusted net earnings (loss) per share information for the periods presented because it believes this enhances the comparison of the Company’s financial performance from period-to-period, and to that of its competitors. This press release is not meant to be considered in isolation, or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to the comparable GAAP measures is included in this press release as part of the attached financial tables.

Conference Call Information
Quidel management will host a conference call to discuss the second quarter results as well as other business matters today beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). During the conference call, management may answer questions concerning business and financial developments and trends. Quidel’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute material information that has not been previously disclosed.

To participate in the live call by telephone from the U.S., dial 877-930-5791, or from outside the U.S. dial 253-336-7286, and enter the pass code 6739-0338.

A live webcast of the call can be accessed at http://ir.quidel.com, and the Web site replay will be available for 14 days. The telephone replay will be available for 48 hours beginning at 8:00 p.m. Eastern Time (5:00 p.m. Pacific Time) today by dialing 855-859-2056 from the U.S., or 404-537-3406 for international callers, and entering pass code 6739-0338.

Quidel Business Update Luncheon
Quidel will hold a meeting during the American Association of Clinical Chemistry (AACC) conference in Atlanta, Georgia at 11:00 a.m. Eastern time (8:00 a.m. Pacific time), on July 28, 2015. During the meeting, the company expects to provide a business update and discuss business and financial developments and trends, which may include material information that has not been previously disclosed.

The meeting will not be webcast, but the presentation slides will be made available on the Investor Relations section of the Quidel website (http://ir.quidel.com) for 14 days beginning at 9:00 a.m. Eastern time (6:00 a.m. Pacific time), on July 28, 2015.
About Quidel Corporation
Quidel Corporation serves to enhance the health and well-being of people around the globe through the development of diagnostic solutions that can lead to improved patient outcomes and provide economic benefits to the healthcare system. Marketed under the QuickVue®, D3® Direct Detection and Thyretain® leading brand names, as well as under the new Sofia®, AmpliVue®, Solana™ and Lyra® brands, Quidel’s products aid in the detection and diagnosis of many critical diseases and conditions, including, among others, influenza, respiratory syncytial virus, Strep A, herpes, pregnancy, thyroid disease and fecal occult blood. Quidel’s research and development engine is also developing a continuum of diagnostic solutions from advanced lateral-flow and direct fluorescent antibody to molecular diagnostic tests to further improve the quality of healthcare in physicians’ offices and hospital and reference laboratories. For more information about Quidel’s comprehensive product portfolio, visit quidel.com.
This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future financial results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. Differences in actual results and performance may arise as a result of a number of factors including, without limitation, fluctuations in our operating results resulting from seasonality, the timing of the onset, length and severity of cold and flu seasons, government and media attention focused on influenza and the related potential impact on humans from novel influenza viruses, adverse changes in competitive conditions in domestic and international markets, changes in sales levels as it relates to the absorption of our fixed costs, lower than anticipated market penetration of our products, the reimbursement system currently in place and future changes to that system, and changes in economic conditions in our domestic and international markets, the quantity of our product in our distributors’ inventory or distribution channels, changes in the buying patterns of our distributors and changes in the healthcare market and consolidation of our customer base; our development and protection of intellectual property; our development of new technologies, products and markets; our reliance on a limited number of key distributors; our reliance on sales of our influenza diagnostics tests; our ability to manage our growth strategy, including our ability to integrate companies or technologies we have acquired or may acquire; intellectual property risks, including but not limited to, infringement litigation; limitations and covenants in our senior credit facility; our need for additional funds to finance our operating needs; volatility and disruption in the global capital and credit markets; acceptance of our products among physicians and other healthcare providers; competition with other providers of diagnostic products; adverse actions or delays in new product reviews or related to currently-marketed products by the U.S. Food and Drug Administration (the “FDA”); changes in government policies; compliance with other government regulations, such as safe working conditions, manufacturing practices, environmental protection, fire hazard and disposal of hazardous substances; third-party reimbursement policies; our ability to meet demand for our products; interruptions in our supply of raw materials; product defects; business risks not covered by insurance and exposure to other litigation claims; interruption to our computer systems; competition for and loss of management and key personnel; international risks, including but not limited to, compliance with product registration requirements, exposure to currency exchange fluctuations and foreign currency exchange risk sharing arrangements, longer payment cycles, lower selling prices and greater difficulty in collecting accounts receivable, reduced protection of intellectual property rights, political and economic instability, taxes, and diversion of lower priced international products into U.S. markets; our significant debt service requirements; the possibility that we may incur additional indebtedness; our ability to settle conversions of our convertible senior notes in cash; the effect on our operating results from the trigger of the conditional conversion feature of our convertible senior notes; dilution resulting from future sales of our equity;

volatility in our stock price; provisions in our charter documents, Delaware law and our convertible senior notes that might delay or impede stockholder actions with respect to business combinations or similar transactions; and our intention of not paying dividends. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” and similar words, although some forward-looking statements are expressed differently. The risks described in reports and registration statements that we file with the Securities and Exchange Commission (the “SEC”) from time to time should be carefully considered. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. We undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, except as required by law.

QUIDEL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data; unaudited)

	Three months ended June 30,
	2015	2014
Total revenues	$34,873	$31,488
Cost of sales (excludes amortization of intangible assets from acquired businesses and technology)	15,493	15,902
Research and development	9,105	8,127
Sales and marketing	11,592	9,393
General and administrative	6,290	5,843
Amortization of intangible assets from acquired businesses and technology	2,218	2,208
Total costs and expenses	44,698	41,473
Operating loss	(9,825)	(9,985)
Interest expense, net	(3,061)	(372)
Loss before benefit for income taxes	(12,886)	(10,357)
Benefit for income taxes	(3,955)	(3,449)
Net loss	$(8,931)	$(6,908)

Basic and diluted loss per share	$(0.26)	$(0.20)
Weighted shares used in basic and diluted per share calculation	34,597	34,347

Gross profit as a % of total revenues	56%	49%
Research and development as a % of total revenues	26%	26%
Sales and marketing as a % of total revenues	33%	30%
General and administrative as a % of total revenues	18%	19%

Condensed balance sheet data (in thousands):	6/30/2015	12/31/2014
Cash, cash equivalents and restricted cash	$209,596	$204,022
Accounts receivable, net	15,694	34,466
Inventories	23,681	24,763
Total assets	429,211	447,411
Long term debt	144,842	142,575
Stockholders’ equity	230,113	245,011

QUIDEL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data; unaudited)

	Six months ended June 30,
	2015	2014
Total revenues	$96,175	$78,161
Cost of sales (excludes amortization of intangible assets from acquired businesses and technology)	36,605	36,149
Research and development	17,156	17,208
Sales and marketing	22,981	19,320
General and administrative	16,150	13,070
Amortization of intangible assets from acquired businesses and technology	4,419	4,416
Total costs and expenses	97,311	90,163
Operating loss	(1,136)	(12,002)
Interest expense, net	(5,956)	(731)
Loss before benefit for income taxes	(7,092)	(12,733)
Benefit for income taxes	(2,152)	(4,313)
Net loss	$(4,940)	$(8,420)

Basic and diluted loss per share	$(0.14)	$(0.25)
Weighted shares used in basic and diluted per share calculation	34,611	34,271

Gross profit as a % of total revenues	62%	54%
Research and development as a % of total revenues	18%	22%
Sales and marketing as a % of total revenues	24%	25%
General and administrative as a % of total revenues	17%	17%

QUIDEL CORPORATION
Reconciliation of Non-GAAP Financial Information
(In thousands, except per share data; unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Net loss - GAAP	$(8,931)	$(6,908)	$(4,940)	$(8,420)
Add:
Non-cash stock compensation expense	1,926	1,240	3,994	3,479
Amortization of intangibles	2,361	3,764	5,364	8,516
Amortization of debt discount and issuance costs	1,329	—	2,648	—
One-time business development expenses	85	—	2,390
Income tax impact of valuation allowance for deferred tax assets	66	—	863	—
Income tax impact of non-cash stock compensation expense, amortization of intangibles, debt discount and issuance costs and one-time business development expenses	(1,658)	(1,522)	(4,362)	(4,066)
Adjusted net (loss) income	$(4,822)	$(3,426)	$5,957	$(491)
Basic earnings per share:
Adjusted net (loss) earnings	$(0.14)	$(0.10)	$0.17	$(0.01)
Net loss - GAAP	$(0.26)	$(0.20)	$(0.14)	$(0.25)
Diluted earnings per share:
Adjusted net (loss) earnings	$(0.14)	$(0.10)	$0.17	$(0.01)
Net loss - GAAP	$(0.26)	$(0.20)	$(0.14)	$(0.25)